Contact:

Karen Leytze

Radiant Systems, Inc

(770) 576-6811

karen.leytze@radiantsystems.com

Radiant Systems, Inc. Reports Second Quarter Results

The Company reports second quarter revenue growth with adjusted earnings of $0.30 per diluted share and GAAP earnings of $0.20 per diluted share.

ATLANTA (July 28, 2011) – Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the second quarter ended June 30, 2011.

Q2 2011 Financial Highlights

(compared to the same period in 2010)

•	Total revenues of $100.2 million, an increase of 15%

o	Systems revenues of $50.4 million, an increase of 20%

o	Maintenance and transaction services revenues of $28.3 million, an increase of 11%

o	Subscription services revenues of $12.8 million, an increase of 23%

o	Professional services revenues of $8.7 million, a decrease of 4%

•	Revenues by segment

o	Hospitality-Americas contributed 57%

o	Retail & Entertainment-Americas contributed 27%

o	International contributed 16%

•	Adjusted operating income (non-GAAP) of $16.6 million*, an increase of 28% with 16.6% operating margin

•	Adjusted net income (non-GAAP) of $12.5 million*, or $0.30* per diluted share, an increase of $3.3 million, or $0.04 per diluted share

•	Net income of $8.4 million, or $0.20 per diluted share, an increase of $2.6 million, or $0.04 per diluted share

•	Cash flow from operations of $11.0 million with free cash flow of $7.6 million for the quarter

YTD 2011 Financial Highlights

(compared to the same period in 2010)

•	Total revenues of $187.4 million, an increase of 12%

o	Systems revenues of $90.3 million, an increase of 18%

o	Maintenance and transaction services revenues of $55.8 million, an increase of 7%

o	Subscription services revenues of $24.4 million, an increase of 25%

o	Professional services revenues of $16.9 million, a decrease of 8%

•	Revenues by segment

o	Hospitality-Americas contributed 59%

o	Retail & Entertainment-Americas contributed 26%

o	International contributed 15%

•	Adjusted operating income (non-GAAP) of $29.3 million*, an increase of 38% with 15.6% operating margin

•	Adjusted net income (non-GAAP) of $22.1 million*, or $0.53* per diluted share, an increase of $6.9 million, or $0.10 per diluted share

•	Net income of $14.4 million, or $0.35 per diluted share, an increase of $6.0 million, or $0.11 per diluted share

•	Cash flow from operations of $24.3 million with free cash flow of $18.0 million

*The Company provides adjusted operating income, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company’s operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted operating income, adjusted net income and adjusted net income per share measures used by other companies. Adjusted operating income and adjusted net income exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options and stock grants. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

In light of the definitive agreement announced on July 11, 2011, pursuant to which a subsidiary of NCR Corporation will acquire all of the outstanding shares of the Company’s common stock through a cash tender offer followed by a merger, the Company will not be holding a second quarter earnings conference call to discuss its quarterly results.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. For more than two decades, Radiant’s point of sale hardware and software solutions have helped to redefine the consumer experience in more than 100,000 restaurants, retail stores, stadiums, parks, arenas, cinemas, convenience stores, fuel centers and other customer-service venues. Radiant has offices in North America, Europe, Asia and Australia. For more information about Radiant Systems:

•	Visit our Web site

•	Follow us on Twitter

•	Read about us on our Blog

•	Become a fan on Facebook

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This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

Important Information about the Tender Offer

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and related tender offer documents, filed by NCR Corporation with the Securities and Exchange Commission (the “SEC”) on July 25, 2011. The Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC on July 25, 2011. These documents, as amended from time to time, contain important information about the tender offer and shareholders of the Company are urged to read them carefully before any decision is made with respect to the tender offer. The tender offer materials are available at no charge on the SEC’s website at www.sec.gov. A copy of the tender offer materials are available free of charge to all stockholders of the Company at www.radiantsystems.com or by contacting Radiant Systems, Inc. at 3925 Brookside Parkway, Alpharetta, GA 30022, Attn: Investor Relations Director, (770) 576-6000.

RADIANT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Systems	$50,431	$42,057	$90,278	$76,385
Maintenance and transaction services	28,304	25,455	55,753	52,262
Subscription services	12,772	10,381	24,439	19,514
Professional services	8,740	9,134	16,915	18,414

Total revenues	100,247	87,027	187,385	166,575

Cost of revenues:
Systems	26,973	22,585	47,661	42,366
Maintenance and transaction services	14,536	13,670	28,970	28,310
Subscription services	3,965	3,243	7,781	6,216
Professional services	6,914	6,647	13,592	13,473

Total cost of revenues	52,388	46,145	98,004	90,365

Gross profit	47,859	40,882	89,381	76,210

Operating expenses:
Sales and marketing	13,303	11,925	25,928	23,557
General and administrative	11,300	9,922	20,677	19,144
Product development	7,042	6,155	13,982	11,897
Amortization of intangible assets	2,322	2,142	4,586	4,352
Depreciation of fixed assets	1,493	1,460	2,936	2,950
Other charges and (income), net	402	(313)	402	(313)

Total operating expenses	35,862	31,291	68,511	61,587

Income from operations	11,997	9,591	20,870	14,623
Interest and other (income) expense, net	(65)	283	(85)	625
Income before taxes	12,062	9,308	20,955	13,998
Income tax provision	3,702	3,546	6,599	5,639

Net income	$8,360	$5,762	$14,356	$8,359

Net income per share:
Basic	$0.21	$0.17	$0.36	$0.25

Diluted	$0.20	$0.16	$0.35	$0.24

Weighted average shares outstanding:
Basic	40,420	34,126	40,045	33,749

Diluted	41,623	35,764	41,300	35,295

Reconciliation of GAAP operating income to adjusted non-GAAP operating income:

GAAP operating income	$11,997	$9,591	$20,870	$14,623
Equity-based compensation expense (a)
Cost of revenues	162	117	266	194
Operating expenses	1,742	1,433	3,194	2,462
Total equity-based compensation expense	1,904	1,550	3,460	2,656
Amortization of purchased intangibles (b)	2,322	2,142	4,586	4,352
Other charges and (income), net (c)	402	(313)	402	(313)

Adjusted non-GAAP operating income	$16,625	$12,970	$29,318	$21,318

Reconciliation of GAAP net income to adjusted non-GAAP net income:

GAAP net income	$8,360	$5,762	$14,356	$8,359
Equity-based compensation expense (a)
Cost of revenues	162	117	266	194
Operating expenses	1,742	1,433	3,194	2,462
Total equity-based compensation expense	1,904	1,550	3,460	2,656
Amortization of purchased intangibles (b)	2,322	2,142	4,586	4,352
Other charges and (income), net (c)	402	(313)	402	(313)
Tax effect of adjustment items, difference between the
Company’s effective tax rate and cash tax rate (d)	(471)	121	(752)	52

Adjusted non-GAAP net income	$12,518	$9,262	$22,052	$15,106

Adjusted non-GAAP net income per diluted share	$0.30	$0.26	$0.53	$0.43

In addition to our GAAP results, Radiant Systems discloses adjusted operating income, adjusted net income and adjusted net income per diluted share, referred to respectively as “adjusted non-GAAP operating income”, “adjusted non-GAAP net income” and “adjusted non-GAAP net income per diluted share”. These items, which are collectively referred to as “non-GAAP measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of FASB ASC Topic 718, Compensation–Stock Compensation (“ASC 718”) , our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of ASC 718, we continue to believe that non-GAAP measures can provide relevant disclosure to investors and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business during any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the awarding of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. Charges/gains that are unlikely to occur again in the normal course of business and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities. While these assets are regularly reviewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company’s tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:

a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other companies.

b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.

c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company’s GAAP results. While restructuring costs and other charges/gains are not expected to repeat themselves in the normal course of business, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company’s GAAP results.

(a) Under the Modified Prospective Method of ASC 718, we expense the fair value of grants made under stock option programs over the vesting period of the options. The adjustments to cost of revenues and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended June 30, 2011 and 2010 was $1.9 million and $1.6 million, respectively, on a pre-tax basis. Total stock-based compensation expense for the six months ended June 30, 2011 and 2010 was $3.5 million and $2.7 million, respectively, on a pre-tax basis.

(b)	Adjustments represent amortization of intangible assets from prior acquisitions.

(c) Adjustments represent the elimination of charges/gains that are unlikely to occur again in the normal course of business. For 2011, we incurred $0.4 million of legal and accounting fees related to due diligence activities (second quarter 2011).

For 2010, a $0.3 million non-cash gain was recorded related to an adjustment of the Company’s goodwill impairment that was recorded in the fourth quarter of 2009 (second quarter 2010).

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 25% and 27% for the three and six months ended June 30, 2011 and 2010, respectively.

RADIANT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS
	June 30, 2011	December 31, 2010
Current assets
Cash and cash equivalents	$102,609	$75,026
Accounts receivable, net	56,542	51,204
Inventories	41,119	36,440
Deferred tax assets	7,665	7,317
Other current assets	13,101	2,325
Total current assets	221,036	172,312

Property and equipment, net	24,582	24,297
Software development costs, net	15,111	13,290
Deferred tax assets, non-current	1,375	1,676
Goodwill	114,209	111,732
Intangible assets, net	31,453	34,762
Other long-term assets	1,891	9,634

Total assets	$409,657	$367,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$49,445	$47,662

Customer deposits and unearned revenues	28,856	21,820
Current portion of long-term debt and capital lease payments	11,278	6,424

Total current liabilities	89,579	75,906

Long-term debt and capital lease payments, non-current	826	8,895
Customer deposits and unearned revenues, non-current	5,274	6,049
Deferred tax liabilities, non-current	7,139	4,540
Other long-term liabilities	5,731	5,975

Total liabilities	108,549	101,365

Shareholders’ equity
Common stock, no par value; 100,000,000 shares authorized; 40,637,869 and 39,461,227 shares issued and outstanding, respectively	—	—
Additional paid-in capital	268,568	253,278
Retained earnings	27,098	12,742
Accumulated other comprehensive income	5,442	318

Total shareholders’ equity	301,108	266,338

Total liabilities and shareholders’ equity	$409,657	$367,703